AMENDED AND RESTATED

CODE OF BYLAWS

OF

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

ARTICLE I

IDENTIFICATION

Section 1.01.      Name. The name of the corporation is Trunkbow International Holdings Limited.

Section 1.02.      Registered Office and Registered Agent. The address of the registered office of the corporation is 300 South Fourth Street, Suite 1700, Las Vegas, Nevada 89101 and the name of the registered agent at this address is Lionel Sawyer & Collins, Ltd.

Section 1.03.      Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December next following.

ARTICLE II

STOCK

Section 2.01.      Issuance of Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. The judgment of the Board of Directors as to the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction.

Section 2.02.      Payment of Shares. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable.

Section 2.03.      Certificates Representing Shares and Uncertificated Shares. Unless otherwise provided in the articles of incorporation or a resolution of the Board of Directors, each holder of the shares of stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. Unless otherwise provided in the articles of incorporation, the Board of Directors may by resolution authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by a specific statute, the rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates.

Section 2.04.      Transfer of Stock. The corporation must register a transfer of shares if the requirements of NRS 104.8401 are satisfied.

ARTICLE III

THE SHAREHOLDER

Section 3.01.      Place of Meetings. Meetings of the shareholder of the corporation (the “Shareholder” or “Stockholder”) shall be held at any other place within or without the State of Nevada as may be designated in the notice thereof.

Section 3.02.      Annual Meetings. Unless the Shareholder has executed and delivered a written consent for such purpose, the Shareholder shall elect the Directors at the annual meeting of the Shareholder, which shall be held each year at the principal office of the corporation at the hour of 10 o’clock A.M. on the anniversary date of the incorporation of this corporation, if this day shall fall on a normal business day, and if not, then on the first following normal business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

Section 3.03.      Special Meetings. Special meetings of the Shareholder may be called by the President, the Board of Directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 3.04.      Notice of Meetings; Waiver. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail or any other delivery method provided by Nevada law, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a Shareholder in writing of notice of a Shareholder meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

Section 3.05.      Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholder. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the Shareholder, unless a greater number is required by applicable law.

Section 3.06.      Proxies. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact.

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Section 3.07.      Action Without A Meeting. Any action that may be taken at a meeting of the Shareholder may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by the shareholders holding at least a majority of the voting power, unless a greater proportion of voting power is required for such an action at a meeting, as the case may be.

ARTICLE IV

THE BOARD OF DIRECTORS

Section 4.01.      Number and Qualifications. The business and affairs of the corporation shall be managed by a Board of Directors initially consisting of two (2) Directors. The number of Directors may be increased or decreased at any time by a resolution of the Shareholder or the Board of Directors.

Section 4.02.      Election. Members of the initial Board of Directors shall hold office until the first annual meeting of Shareholder and until their successors shall have been elected and qualified. At the first annual meeting of the Shareholder and at each annual meeting thereafter, the Shareholder shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall be elected and qualified or until his earlier resignation or removal. Notwithstanding anything herein to the contrary, any Director may be removed from office at any time by the vote or written consent of the Shareholder representing not less than two-thirds of the issued and outstanding stock entitled to vote.

Section 4.03.      Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

Section 4.04.      Place of Meeting. The Board of Directors meetings, annual, regular or special, may be held either within or without the State of Nevada.

Section 4.05.      Annual Meetings. Immediately after the annual meeting of the Shareholder, the Board of Directors may meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

Section 4.06.      Other Meetings. Other meetings of the Board of Directors may be held upon notice by letter, facsimile, cable, electronic mail or any other delivery method provided by Nevada law, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

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Section 4.07.      Quorum. A majority of the number of Directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

Section 4.08.      Action Without A Meeting. Any action that may be taken at a meeting of the Directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the Directors, or all of the members of the committee, as the case may be.

Section 4.09.      Powers. The Board of Directors may exercise all of the powers granted the Board under Nevada law, the articles of incorporation or these bylaws.

ARTICLE V

THE OFFICERS

Section 5.01.      Officers. The officers of the corporation shall consist of a President, Secretary and Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be Directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the Directors. Any Officer may resign at any time upon written notice to the Secretary of the corporation.

Section 5.02.      Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

Section 5.03.      The Chairman of the Board of Directors (the "Chairman"). If the Board of Directors elects a Chairman, the Chairman shall preside at all meetings of the Directors, discharge all duties incumbent upon the presiding officer, and shall perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe.

Section 5.04.      The President. The President shall have active executive management of the operations of the corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of the Shareholder, discharge all the duties incumbent upon a presiding officer, and perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation.

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Section 5.05.      The Vice President. If the Board of Directors elects a Vice President, the Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

Section 5.06.      The Secretary. The Secretary shall attend all meetings of the Shareholder and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the corporation. He shall attend to the giving of all notices and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

Section 5.07.      The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

Section 5.08.      Transfer of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the corporation, provided a majority of the full Board of Directors concurs.

ARTICLE VI

NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the Chairman or by anyone of the following officers: President, Secretary or Treasurer. The Board of Directors may designate one or more persons, officers or employees of the corporation, who may, in the name of the corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons.

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ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS; INSURANCE

Section 7.01. Indemnification. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The Board of Directors may in its discretion cause the expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The corporation may not indemnify any such person if it is proven his act, or failure to act, constituted a breach of his fiduciary duties as a Director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him liable pursuant to Section 78.138 of the Nevada Revised Statutes. Any right of indemnification shall not be exclusive of any other right which such Directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article VII.

Section 7.02. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and expenses incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the authority to indemnify him against such liability and expenses under the provisions of this Article or otherwise.

Section 7.03. Right to Amend Indemnification Provisions. The Board of Directors may from time to time adopt further bylaws with respect to indemnification and may amend these and such bylaws to the full extent permitted by the general corporation law of the State of Nevada; provided, however, such provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time (as defined in the Agreement and Plan of Merger among the corporation, Trunkbow Merger Group Limited and Trunkbow International Merger Sub Limited, dated as of December 10, 2013) in any manner that would adversely affect the rights thereunder of the indemnified parties, unless such modification is required by applicable law.

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[Remainder of this page intentionally left blank. Signature on next page.]

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ARTICLE VIII

AMENDMENTS

The power to alter, amend, or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

I hereby certify that the foregoing Bylaws are a true and correct copy of the Bylaws of Trunkbow International Holdings Limited as adopted on the 14th day of April , 2014.

/s/ LI Qiang
LI Qiang, Secretary

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